AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2014

File No. 001-36605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NEW PATRIOT TRANSPORTATION

HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-2924957
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 W. Forsyth Street, 7th Floor Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)

(904) 396-5733

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.10 per share	NASDAQ

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

We have filed our Information Statement as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement.

Item No.	Item Caption	Location in Information Statement
1.	Business.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Separation,” “Capitalization,” “Our Business,” “Where You Can Find More Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

1A.	Risk Factors.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

2.	Financial Information.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Selected Combined Financial Data of New Patriot,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Index to Financial Statements” and the statements referenced therein.

3.	Properties.	The following section of our Information Statement is hereby incorporated by reference: “Our Business-Properties.”

4.	Security Ownership of Certain Beneficial Owners and Management.	The following section of our Information Statement is hereby incorporated by reference: “Stock Ownership.”

5.	Directors and Executive Officers.	The following sections of our Information Statement are hereby incorporated by reference: “Management” and “Board of Directors.”

6.	Executive Compensation.	The following sections of our Information Statement are hereby incorporated by reference: “The Separation,” “Management,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Non-Employee Director Compensation.”

7.	Certain Relationships and Related Transactions, and Director Independence.	The following sections of our Information Statement are hereby incorporated by reference: “Management,” “Board of Directors,” “The Separation,” “Related Party Transactions,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

8.	Legal Proceedings.	The following section of our Information Statement is hereby incorporated by reference: “Our Business—Legal Proceedings.”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “The Separation,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock.”

10.	Recent Sales of Unregistered Securities.	Not Applicable.

11.	Description of Registrant’s Securities to be Registered.	The following sections of our Information Statement are hereby incorporated by reference: “Dividend Policy” and “Description of Capital Stock.”

12.	Indemnification of Directors and Officers.	The following section of our Information Statement is hereby incorporated by reference: “Description of Capital Stock—Limitation of Liability of Directors and Officers.”

13.	Financial Statements and Supplementary Data.	The following section of our Information Statement is hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable.

15.	Financial Statements and Exhibits.	The following sections of our Information Statement are hereby incorporated by reference: “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein.

(a) List of Financial Statements and Schedules: The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Unaudited Pro Forma Condensed Combined Financial Statements

Audited Combined Financial Statements of Patriot Transportation Holding, Inc.:

Report of Independent Registered Public Accounting Firm

Combined Balance Sheets as of September 30, 2014 and 2013

Combined Statements of Income and Comprehensive Income for the years ended September 30, 2014, 2013 and 2012

Combined Statements of Cash Flows for the years ended September 30, 2014, 2013 and 2012

Combined Statements of Net Investment for the years ended September 30, 2014, 2013 and 2012

Notes to Audited Combined Financial Statements

Schedule II—Valuation and Qualifying Accounts (Combined)

(b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between FRP Holdings, Inc. and New Patriot Transportation Holding, Inc.**+

3.1	Form of New Patriot Transportation Holding, Inc. Amended and Restated Articles of Incorporation.**

3.2	Form of New Patriot Transportation Holding, Inc. Bylaws.**

4.1	Form of Specimen Certificate for New Patriot Transportation Holding, Inc.**

4.2	Credit Agreement between New Patriot Transportation Holding, Inc., and Wells Fargo Bank, N.A.***

10.1	Form of Tax Matters Agreement between FRP Holdings, Inc. and New Patriot Transportation Holding, Inc.*

10.2	Form of Transition Services Agreement between FRP Holdings, Inc. and New Patriot Transportation Holding, Inc.*+

10.3	Form of Employee Matters Agreement between FRP Holdings, Inc. and New Patriot Transportation Holding, Inc.*+

10.4	Form of 2014 Equity Incentive Plan for New Patriot Transportation Holding, Inc.*

10.5	Form of Management Incentive Compensation Plan.*

10.6	Letter Agreement between Patriot Transportation Holding, Inc. and Robert E. Sandlin dated December 5, 2007.**

10.7	Letter Agreement between Patriot Transportation Holding, Inc. and John D. Klopfenstein dated December 5, 2007.**

21.1	Subsidiaries of New Patriot Transportation Holding, Inc.*

99.1	Preliminary Information Statement of Patriot Transportation Holding, Inc., subject to completion, dated December 3, 2014.***

___________

*	Previously filed on October 2, 2014.
**	Previously filed on October 30, 2014.
***	Filed herewith.
+	New Patriot Transportation Holding, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 5, 2014

Patriot Transportation Holding, Inc.

By:	/s/ John D. Milton, Jr.
	Name:	John D. Milton, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between FRP Holdings, Inc. and New Patriot Transportation Holding, Inc.**+

3.1	Form of New Patriot Transportation Holding, Inc. Amended and Restated Articles of Incorporation.**

3.2	Form of New Patriot Transportation Holding, Inc. Bylaws.**

4.1	Form of Specimen Certificate for New Patriot Transportation Holding, Inc.**

4.2	Credit Agreement between New Patriot Transportation Holding, Inc., and Wells Fargo Bank, N.A.***

10.1	Form of Tax Matters Agreement between FRP Holdings, Inc. and New Patriot Transportation Holding, Inc.*

10.2	Form of Transition Services Agreement between FRP Holdings, Inc. and New Patriot Transportation Holding, Inc.*+

10.3	Form of Employee Matters Agreement between FRP Holdings, Inc. and New Patriot Transportation Holding, Inc.*+

10.4	Form of 2014 Equity Incentive Plan for New Patriot Transportation Holding, Inc.*

10.5	Form of Management Incentive Compensation Plan.*

10.6	Letter Agreement between Patriot Transportation Holding, Inc. and Robert E. Sandlin dated December 5, 2007.**

10.7	Letter Agreement between Patriot Transportation Holding, Inc. and John D. Klopfenstein dated December 5, 2007.**

21.1	Subsidiaries of New Patriot Transportation Holding, Inc.*

99.1	Preliminary Information Statement of Patriot Transportation Holding, Inc., subject to completion, dated December 3, 2014.***

___________

*	Previously filed on October 2, 2014.
**	Previously filed on October 30, 2014.
***	Filed herewith.
+	New Patriot Transportation Holding, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.